Exhibit 99.1

Traws Pharma Announces Antiviral Program Targeting Ongoing Hantavirus and Ebola Virus Disease Outbreaks

Broad-spectrum antiviral agent with potential utility against Hantavirus, Ebola and Lassa

Utilizing a novel dual-strike mechanism, the proprietary combination agent has the potential to deliver a low pill burden option to manage existing and future outbreaks

Interactions planned with the US Centers for Disease Control and Prevention (CDC), and ongoing with the Nigerian National Agency for Food and Drug Administration and Control (NAFDAC), and the African Medicines Agency (AMA) to fast-track clinical development, emergency manufacturing scale-up, and global access

NEWTOWN, PA — May 27, 2026 — Traws Pharma, Inc. (NASDAQ: TRAW), a clinical-stage biopharmaceutical company developing novel therapies for critical global viral threats, today announced the advancement of a novel proprietary broad-spectrum combination anti-viral agent in its portfolio. The investigational combination utilizes a unique "dual-strike" mechanism of action that hijacks host cell pathways to force viral eradication. Importantly, both components of the combination have been safely evaluated in human studies as single agents.

Viruses rely entirely on cellular infrastructure to replicate and are dependent on the host cell’s internal nucleotide pools. Traws Pharma’s novel combination therapy exploits this dependency through a coordinated, synergistic approach:

•	Host Nucleotide Depletion: One component dynamically drains the host cell's natural nucleotide supply, creating a localized state of nucleotide starvation.

•	Forced Lethal Incorporation: Deprived of natural substrates, the viral RNA-dependent RNA polymerase (RdRp) is forced to bind to and utilize the active nucleoside-mimics provided by the second component of our therapy.

“By aggressively reducing the intracellular competition between natural nucleotides and the active drug, this mechanism drastically lowers the effective concentration (IC90) of the nucleoside prodrug required to completely halt replication. This maximizes the therapeutic potency against Hantavirus (Bunyavirus) Ebola (Filovirus) and Lassa (Arenavirus), while minimizing potential toxicity and achieving high efficacy at lower doses,” commented C. David Pauza, PhD, Chief Science Officer of Traws Pharma.

The Company is advancing non-clinical development and evaluating the therapeutic combination in validated animal models of Hantavirus and Ebola. The critical studies will be conducted within Biosafety Level 3 (BSL-3) and Biosafety Level 4 (BSL-4) Laboratories.

“To ensure rapid response capabilities, given the ongoing outbreaks of Hantavirus and Ebola, Traws Pharma is concurrently scaling up its chemical development and manufacturing infrastructure to enable an immediate supply of the therapeutic combination to appropriate health agencies for immediate use and potential stockpiling,” commented Iain Dukes, MA, DPhil, Chief Executive Officer of Traws Pharma.

Recognizing the critical importance of regional healthcare organizations and rapid deployment, Traws Pharma will build on existing contacts in Nigeria, in particular its relationship with the NAFDAC to develop sustainable, local manufacturing of drug products. This strategic alignment aims to streamline regulatory pathways and ensure equitable, rapid access to life-saving therapeutics across the African continent.

"By pairing a powerful host-targeted mechanism with nucleotide antivirals, we are presenting a formidable barrier to viral replication and resistance," said Robert R. Redfield, MD Chief Medical Officer of Traws Pharma and former Head of the CDC. "Our developing cooperation with NAFDAC and AMA Medical Manufacturing should ensure that as we finalize our data and scale production, we are fully prepared to transition from the lab straight to the frontlines of global public health and potential stockpiling. We look forward to expanding our interactions with the appropriate regional health agencies, including the CDC.”

About Traws Pharma, Inc.

Traws Pharma is a clinical-stage biopharmaceutical company dedicated to developing novel therapies to target critical threats to human health in respiratory viral diseases. Traws integrates antiviral drug development, medical intelligence and regulatory strategy to meet real world challenges in the treatment of viral diseases. We are advancing novel investigational oral small molecule antiviral agents that have potent activity against difficult to treat or resistant virus strains that threaten human health including seasonal influenza and H5N1 bird flu, negative-strand RNA viruses including Hantavirus, Ebola Virus Disease, Lassa Fever and COVID-19/Long COVID. Lead program, tivoxavir marboxil, is in development as a once-monthly oral prophylactic agent for influenza prevention, with additional potential as a single-dose therapy for seasonal flu or H5N1 bird flu, targeting the influenza cap-dependent endonuclease (CEN).

For more information, please visit www.trawspharma.com and follow us on LinkedIn.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties including statements regarding the Company, its business and product candidates, including the potential opportunity, market size, benefits, effectiveness, safety, and the clinical and regulatory plans for tivoxavir marboxil and ratutrelvir and other investigational antiviral agents, as well as plans for its legacy programs. The Company has attempted to identify forward-looking statements by terminology including “believes”, “estimates”, “anticipates”, “expects”, “plans”, “intends”, “may”, “could”, “might”, “will”, “should”, “preliminary”, “encouraging”, “approximately” or other words that convey uncertainty of future events or outcomes. Although Traws believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the outcome of Traws’ IND filing with the FDA for tivoxavir marboxil, including the current FDA clinical hold; the success and timing of Traws’ clinical trials; Traws’ ability to identify and advance potential clinical candidates for the treatment of Hantavirus infections, Ebola Virus Disease, Lassa Fever, the potential efficacy of ratutrelvir for the treatment of COVID-19, including the potential to reduce the risk of COVID rebound and Long COVID; the potential for tivoxavir marboxil and ratutrelvir and other investigational antiviral agents to gain market acceptance, if and when regulatory approval is obtained, or to become the new standard of care; Traws’ interactions with the FDA, BARDA, CDC, NAFDAC, AMA and similar foreign regulators; collaborations; market conditions; regulatory requirements and pathways for approval; the ongoing need for improved therapy to reduce the frequency of clinical rebound and the concomitant risk for Long COVID; the extent of the spread and threat of pandemic flu including H5N1 bird flu; the Company’s cash projections; Traws’ ability to raise additional capital when needed; and those discussed under the heading “Risk Factors” in Traws’ filings with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statements contained in this release speak only as of its date. Traws undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except to the extent required by law.

Traws Pharma Contact:

Charles Parker

Traws Pharma, Inc.

cparker@trawspharma.com

www.trawspharma.com

Investor Contact:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com